Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of eTotalSource, Inc. on Form S-8 of our report dated February 26, 2004, included in the Annual Report on Form 10-KSB of eTotalSource, Inc. for the period ended December 31, 2003.

SIGNED

/s/Gordon, Hughes & Banks, LLP
___________________________________
Gordon, Hughes & Banks, LLP
July 9, 2004